Exhibit 99.1

Reliance Global Group Closes Sale of Fortman Insurance for $5 Million in Cash

Proceeds to further solidify balance sheet as Company advances long-term growth strategy

LAKEWOOD, N.J., July 8, 2025 — Reliance Global Group, Inc. (Nasdaq: RELI) (“Reliance,” “we,” “us,” “our” or the “Company”) today announced it has completed an asset sale of Fortman Insurance Services (“Fortman”), a wholly owned subsidiary, for $5 million in cash. The transaction marks the successful execution of a strategic initiative to monetize a non-core asset and further strengthen the Company’s financial position.

Following its acquisition by Reliance, Fortman continued to enhance its operational efficiency, financial stability, and market competitiveness. The finalized sale, at a value above the initial purchase price Reliance purchased Fortman for in 2019, reflects Reliance’s commitment to prudent capital deployment and its continued focus on maximizing shareholder returns.

The Company also reaffirmed its expectation that the acquisition of Spetner Associates, Inc. (“Spetner”) will be completed. Spetner has built significant momentum in recent years, with consistent growth and healthy cash flow contributions across its operations. The transaction is expected to complement Reliance’s existing business model and align with its OneFirm strategy, creating opportunities to expand operational scale and drive long-term value.

“Closing the Fortman transaction marks a key milestone in our strategic roadmap and reflects the disciplined approach we take to identifying, enhancing, and monetizing value within our portfolio,” commented Ezra Beyman, CEO of Reliance. “From the outset, Fortman was a compelling acquisition, and through targeted operational improvements, we positioned the business for long-term success. Selling the asset at a premium demonstrates the strength of our execution and adds meaningful capital to our balance sheet, increasing our flexibility to advance strategic priorities. This transaction reinforces our commitment to executing initiatives that strengthen our platform, support sustainable growth, and accelerate our transformation into a streamlined, tech-enabled insurance organization. I remain confident in our ability to deliver lasting value to our shareholders.”

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: RELI) is an InsurTech pioneer, leveraging artificial intelligence (AI), and cloud-based technologies, to transform and improve efficiencies in the insurance agency/brokerage industry. The Company’s business-to-business InsurTech platform, RELI Exchange, provides independent insurance agencies an entire suite of business development tools, enabling them to effectively compete with large-scale national insurance agencies, whilst reducing back-office cost and burden. The Company’s business-to-consumer platform, 5minuteinsure.com, utilizes AI and data mining, to provide competitive online insurance quotes within minutes to everyday consumers seeking to purchase auto, home, and life insurance. In addition, the Company operates its own portfolio of select retail “brick and mortar” insurance agencies which are leaders and pioneers in their respective regions throughout the United States, offering a wide variety of insurance products. Further information about the Company can be found at https://www.relianceglobalgroup.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by terminology such as “may,” “should,” “could,” “would,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “continue,” “potential,” and similar expressions. Forward-looking statements in this press release include, without limitation, statements regarding:

●	Our ability to successfully deploy the $5 million in proceeds from the Fortman sale to support our strategic and financial objectives;

●	Our expectation that the acquisition of Spetner Associates, Inc. will be completed on commercially reasonable terms, including obtaining any necessary regulatory or shareholder approvals;

●	The anticipated benefits of the Spetner acquisition to our business model, operational scale, and long-term value creation strategy;

●	Our continued execution of initiatives to streamline operations, enhance financial flexibility, and pursue accretive growth opportunities in the InsurTech and insurance agency sectors; and

●	Other statements of our plans, intentions, and expectations regarding future financial performance, operations, and strategic initiatives.

These forward-looking statements are based on numerous assumptions, including that the Spetner acquisition will proceed as expected; that projected revenue and EBITDA contributions from Spetner are achievable; that integration risks can be effectively managed; and that there will be no material adverse developments in market, economic, or regulatory conditions impacting our business. There can be no assurance that these assumptions will prove correct.

Actual results may differ materially from those expressed or implied by these forward-looking statements due to various risks and uncertainties, including but not limited to: delays or failure to complete the Spetner acquisition; unanticipated integration challenges or liabilities associated with the acquisition; our inability to achieve expected financial results or operational synergies; increased competition in the InsurTech and agency brokerage industries; adverse regulatory or market developments; and other risks described in the “Risk Factors” section of our Registration Statement on Form S-1 and our periodic reports filed with the Securities and Exchange Commission.

You should carefully review our Annual Report on Form 10-K for the year ended December 31, 2024, as amended, and our other SEC filings for a more complete discussion of these and other risks. Except as required by law, Reliance Global Group, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: RELI@crescendo-ir.com